Exhibit 10.17

CONSENT TO SUBLICENSE AGREEMENT AND AMENDMENT TO PATENT & TECHNOLOGY EXCLUSIVE AND NON-EXCLUSIVE LICENSE AGREEMENT

THIS CONSENT TO SUBLICENSE AGREEMETN AND AMENDMENT TO PATENT & TECHNOLOGY EXCLUSIVE AND NON-EXCLUSIVE LICENSE AGREEMENT (the “Amendment”) is made effective as of March 27, 2022 (the “Effective Date”) by and between Supergreen Energy Corp. (“SGE”), Bitech Mining Corp. (“Bitech”) and Calvin Cuong Cao (“Cao”). SGE, Bitech and Cao may collectively be referred to as the “Parties” and individually as a “Party”.

BACKGROUND

A. WHEREAS, Cao and SGE are the parties to that certain Patent & Technology Exclusive and Non-Exclusive License Agreement dated April 4, 2018 as amended on January 30, 2020 (collectively, the “Master License Agreement”);

B. WHEREAS, SGE and Bitech are the parties to that certain Patent & Technology Exclusive and Non-Exclusive License Agreement dated January 15, 2021 as amended on January 15, 2021 (collectively, the “Sublicense Agreement”);

C. WHEREAS, Bitech has entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Spine Injury Solutions, Inc. (“SPIN”), Bitech, each of Bitech’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”; and

D. WHEREAS, the Share Exchange Agreement provides that SPIN will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech (collectively, the “Bitech Shares”) in exchange for an aggregate of 9,000,000 shares of SPIN’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).

NOW, THEREFORE, in consideration of the execution and delivery of this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. As of the Effective Date, and pursuant to the Parties’ execution of this Amendment below, each of the Master License Agreement and the Sublicense Agreement (collectively, the “License Agreements”) is hereby amended, ab initio, such that Section 3.1(e) and the corresponding reference to an Assignment Fee in Section 3.1(e) in the table set forth on page three of the License Agreements are hereby amended to include the following:

(a)	Notwithstanding anything provided to the contrary, the Assignment Fee shall be due and payable by Bitech only in connection with a “Change of Control Transaction” (as hereinafter defined) and computed by multiplying 15% by the aggregate amount of consideration received by the shareholders of Bitech with respect to such Change of Control Transaction. The following terms shall have following meanings:

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(b)	“Change of Control Transaction” means any of (a) an acquisition after the Effective Date by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction. A Change of Control Transaction shall not include, however, an Exempt Issuance (as hereinafter defined).

(c)	“Exempt Issuance” means the issuance of (a) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, including, but not limited to, securities issued in connection with the Company’s planned merger with Spine Injury Solutions, Inc. as provided for in the Share Exchange Agreement, and (b) securities issued in a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(d)	“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2. Cao hereby consents to the Sublicense Agreement and confirms that no Assignment Fee is due or payable as a result of the Sublicense Agreement or the Share Exchange Agreement.

3. This Amendment shall be deemed part of, and shall be read in connection with, but shall take precedence over and supersede any provisions to the contrary contained in the License Agreements. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the License Agreements unless otherwise provided. Except as specifically modified hereby, all of the provisions of the License Agreements which are not in conflict with the terms of this Amendment shall remain in full force and effect.

4. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(Signature page follows.)

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

Supergreen Energy Corp.

By:	/s/ Calvin Cao
Calvin Cuong Cao, President and Chief Executive Officer

Bitech Mining Corp.

By:	/s/ Benjamin Tran
Benjamin Tran, Chief Executive Officer

/s/ Calvin Cao
Calvin Cuong Cao

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